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                          MUELLER INDUSTRIES, INC.
                            List of Subsidiaries

                                                            State or Country
Subsidiary*                                                 of Incorporation
Mueller Brass Co. (Assumed name: Mueller Brass Products)            Michigan
     Mueller Industrial Realty Co.                                  Michigan
     Itawamba Industrial Gas Company, Inc.                       Mississippi
     Streamline Copper & Brass Ltd.                                   Canada
     Mueller Plastics Holding Company, Inc.                             Ohio
          Mueller Plastics Corporation, Inc.                        Delaware
          MPC Foundry, Inc.                                         Delaware
          MPC Machine Shop, Inc.                                    Delaware
     Mueller Brass Forging Company, Inc.                            Delaware
     Mueller Copper Fittings Company, Inc.                          Delaware
          Mueller Fittings Company, Inc.                            Michigan
     Mueller Copper Tube Company, Inc.                              Delaware
     Mueller East, Inc.                                             Delaware
     Mueller Formed Tube Company, Inc.                              Delaware
     Mueller Impacts Company, Inc.                                  Delaware
     Mueller Line Set Inc.                                          Delaware
     Mueller Press Company, Inc.                                 Mississippi
     Mueller Refrigeration Products Company, Inc.                   Delaware
               Mueller Refrigeration Company, Inc.                  Michigan
                    Mueller LBHC, Inc.                              Delaware
                         Lincoln Brass Works, Inc. (Assumed
                            name: Mueller Gas Products)             Michigan
          Mueller Refrigeration Holding Co., Inc.                   Delaware
          Mueller Streamline Co.                                    Delaware
          Precision Tube Company, Inc.                          Pennsylvania
     Mueller Tool and Machine, Inc.                                 Delaware
     Mueller Casting Company, Inc.                                  Delaware
     Micro Gauge, Inc.                                              Michigan
     Microgauge Machining, Inc.                                     Michigan
     Propipe Technologies, Inc. (Assumed name: Mueller
        Gas Products)                                                   Ohio
WTC Holding Company, Inc.                                           Michigan
     Mueller Europe, Ltd.                                     United Kingdom
DENO Investment Company, Inc.                                       Michigan
     Mueller de Mexico (1)                                            Mexico
DENO Holding Company, Inc.                                          Michigan
     DENO Acquisition                                                 France
               Mueller Europe, S.A. (2)                               France
B & K Industries, Inc.                                              Illinois
Mueller Copper Tube Products, Inc.                                  Delaware
Mueller Streamline FSC Ltd.                                   Virgin Islands
Arava Natural Resources Company, Inc.                               Delaware
     United States Fuel Company                                       Nevada
          King Coal Company                                             Utah
     Utah Railway Company                                               Utah
               Salt Lake City Southern Railroad Company, Inc.       Delaware
     Canco Oil & Gas Ltd.                                    Alberta, Canada
               Aegis Oil & Gas Leasing Ltd.                  Alberta, Canada
     Bayard Mining Corporation                                      Delaware
     Washington Mining Company                                         Maine


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                       List of Subsidiaries (continued)

                                                            State or Country
Subsidiary*                                                 of Incorporation
     Amwest Exploration Company                                     Delaware
          USSRAM Exploration Company                                   Maine
          Richmond-Eureka Mining Company (81%)                         Maine
                    Ruby Hill Mining Company (75%)                     Maine
          White Knob Mining Company                                    Idaho
          Arava Exploration Company                                 Colorado
          Summit Systems, Inc.                                      Delaware
          Kennet Company Limited                                     Bermuda
     Mining Remedial Recovery Company                               Delaware
          Carpentertown Coal & Coke Company                     Pennsylvania
          USS Lead Refinery, Inc.                                      Maine
          Leon Water Enterprises, Inc. (50%)                           Texas
Macomber Construction Company                                           Ohio
Macomber Incorporated                                                   Ohio
Macomber Building and Land Corporation                              Delaware
MLI Financial Corporation                                           Delaware

 *    All subsidiaries are 100% owned, except as shown.
(1)   Owned by DENO Investment Company, Inc. (99.8%) and
         Mueller Streamline Co. (.2%).
(2) Less than 1% of the outstanding common stock of Mueller Europe, S.A. is owned by third parties.
































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